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                                                             Exhibit 10.6(b)(ii)

                                 March 23, 1998

Georgia L. McCabe
120 Ridgeway Estates
Rochester, New York  14626

                  Re:      Employment Agreement Extension

Dear Georgia:

                  This letter will confirm that your Employment Agreement with Applied Graphics Technologies, Inc. ("AGT") effective April 1, 1996 through March 31, 1998 (the "Agreement") is extended up to and including March 31, 2000. All the terms and conditions of the Agreement shall remain in full force and effect, except as modified below:

                  1. Subject to the terms and conditions of the Agreement, AGT will continue to employ you for the period beginning April 1, 1998 and ending on March 31, 2000 (the "Extension Term"). You will continue to serve as Senior Vice President, Digital Imaging Services Division, and Chief Marketing Officer of AGT. During the Extension Term, you will perform the duties of such positions and such other duties as may be assigned or delegated to you by the Chief Executive Officer or any other person designated by the Chief Executive Officer.

                  2. AGT will pay you a salary at the rate of $250,000 per annum during the Extension Term.

                  If this letter accords with your understanding, please sign below and return it to me.

                                                     Sincerely,

                                                     APPLIED GRAPHICS
                                                     TECHNOLOGIES, INC.

                                                     /s/ Martin D. Krall
                                                     -----------------------
                                                     Martin D. Krall

Accepted and Agreed to:


   /s/Georgia McCabe                                            4/23/98
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    Georgia L. McCabe                                       Date